Exhibit 10.4

Execution Version

Receivables SALE AND DIstribution AGREEMENT

dated as of April 14, 2023

among

THe Originators identified on the signature pages hereto,
each as Originators

and

Flowers Foods, Inc.

Table of Contents

Table of Contents

(continued)

Page

SECTION 6.14.	Set-Off	14
SECTION 6.15.	Counterparts	14
SECTION 6.16.	Confidentiality	14
SECTION 6.17.	Payments Set Aside	14
SECTION 6.18.	Waiver of Jury Trial	15

(ii)

List of Schedules and Exhibits

Schedule I	Credit and Collection Policy
Schedule II	Primary Originators
Schedule III	Secondary Originators
Schedule IV	Tertiary Originators
Schedule V	Quaternary Originators

(iii)

RECEIVABLES SALE AND DISTRIBUTION AGREEMENT

RECEIVABLES SALE AND DISTRIBUTION AGREEMENT, dated as of April 14, 2023 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), among Flowers Foods, Inc., a Georgia corporation (the “Flowers”) and each of the Primary Originators, Secondary Originators, Tertiary Originators and Quaternary Originators signatory hereto.

RECITALS

WHEREAS, certain of the Originators generate Receivables and related rights and interests in the ordinary course of their businesses;

WHEREAS, each Originator wishes to sell and/or distribute such Receivables to Flowers directly or through one or more parent companies, and Flowers wishes to purchase and/or receive distributions of such Receivables from the applicable Primary Originator, pursuant to and in accordance with the terms hereof;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

SECTION 1.01.
Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:

“Agreement” has the meaning specified in the preamble to this Agreement.

“Back-Up Security Interest” has the meaning specified in Section 2.01(e)(ii).

“Confidential Information” has the meaning specified in Section 6.16.

“Credit and Collection Policy” means each of (i) the credit, collection, enforcement and other policies and practices of the Originators relating to Receivables existing on the date hereof and (ii) any other credit, collection, enforcement and other policy and practice of any Originator which is a Subsidiary of any Originator that is as restrictive or more restrictive than the policy referred to in clause (i), as each such policy may be modified from time to time in compliance with the Master Framework Agreement.

“Deemed Collections” has the meaning specified in Section 2.03.

“Dilution Factors” means credits, cancellations, debt forgiveness, billing adjustments, cash discounts, retropricing, warranties, allowances, Disputes, rebates, charge backs, returned or repossessed goods, and other allowances, adjustments and deductions (including, without limitation, any special or other discounts or any reconciliations and any set-off in respect of any claim by any Person, whether such claim arises out of the same or a related transaction or an unrelated transaction) that are given by an Originator or any of its Affiliates to an Obligor, other than (a) payment in cash of the Face Amount of a Receivable by an Obligor or (b) a reduction of the Face Amount of a Receivable as the result of the related Obligor’s inability to pay such Receivable.

“Discount Percentage” means a percentage calculated to provide Flowers with a reasonable return on its investment in the Receivables and that represents the fair market value thereof after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and cost to Flowers of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the related Obligor.

“Distribute” means to distribute, dividend or otherwise convey assets as a return on equity to a Parent. The terms “Distributes” and “Distribution” shall have correlative meanings.

“Flowers” has the meaning specified in the preamble to this Agreement.

“Master Framework Agreement” means the Master Framework Agreement, dated as of the date hereof, among Flowers, the Originators, the “Buyer Funding Parties” party thereto and Coöperatieve Rabobank U.A., New York Branch.

“Originator” means each or any Primary Originator, Secondary Originator, Tertiary Originator or Quaternary Originator together with each of the subsidiaries of Flowers that hereafter becomes a party hereto by executing a Joinder Agreement and satisfying the conditions of Section 6.19 hereof.

“Parent” means, with respect to any Primary Originator, Secondary Originator, Tertiary Originator, or Quaternary Originator, the owner of the Equity Interests of such Primary Originator, Secondary Originator, Tertiary Originator or Quaternary Originator.

“Primary Originator” means each entity identified as such on Schedule II hereto.

“Purchase Price” means, with respect to Receivables purchased by a Transferee pursuant to Section 2.01, an amount equal to the aggregate face amount of such Receivables so purchased times the difference of 100% minus the Discount Percentage.

“Purchase Termination Date” means the earlier to occur of (a) the date Flowers gives notice to the Originators under Section 5.01 that this Agreement is terminated and (b) the Facility Expiration Date.

“Purchase Termination Event” means any “Event of Default” under, and as defined in, the Master Framework Agreement.

“Purchased Assets” means, with respect to an Originator, the property conveyed by it pursuant to Section 2.01(a), (b), (c) or (d), as applicable.

“Quaternary Originator” means each entity identified as such on Schedule V hereto.

“Receivables Pool” means, with respect to an Originator, the Receivables conveyed by it pursuant to this Agreement.

“Repurchase Price” has the meaning specified in Section 2.04.

“Secondary Originator” means each entity identified as such on Schedule III.

“Termination Agreement” means the Omnibus Termination, Release and Sale Agreement, dated the date hereof, among the Originators party thereto, Flowers, Rabobank, Flowers Finance II, LLC and the other parties thereto.

“Tertiary Originator” means each entity identified as such on Schedule IV hereto.

“Transferee” means, with respect to a Primary Originator, Flowers, and with respect to any other Originator, its Parent.

SECTION 1.02.
Master Framework Agreement. Capitalized terms used but not defined herein have the meanings assigned in the Master Framework Agreement.
SECTION 1.03.
Interpretation and Construction.
(a)
Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole.
(b)
The words “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.
(c)
Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”
(d)
The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”
(e)
The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection, exhibit and schedule references are to this Agreement unless otherwise specified.
(f)
As used in this Agreement, the masculine, feminine or neuter gender shall each be deemed to include the others whenever the context so indicates.

(g)
Unless otherwise provided or the context otherwise requires, references in this Agreement to any Person include that Person’s successors and assigns (subject to limitations on assignment contained herein or in any other applicable Transaction Agreement).
(h)
References in this Agreement to any agreement (including any other Transaction Agreement), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Agreements.
(i)
References in this Agreement to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.
(j)
All accounting terms that are not specifically defined herein shall be construed in accordance with GAAP. The financial statements to be furnished herein shall be made and prepared in accordance with GAAP consistently applied through the periods involved.
(k)
Terms not otherwise defined herein which are defined in the UCC as in effect in the State of New York from time to time have the respective meanings ascribed to such terms therein unless the context otherwise clearly requires.
SECTION 1.04.
Use of Historical Data. When necessary to calculate any ratios or other amounts under this Agreement with reference to periods prior to the date hereof, historical data shall be used.
ARTICLE II

PURCHASES, DISTRIBUTIONS AND SALES

SECTION 2.01.
General Terms; Intent of the Parties.
(a)
Each Quaternary Originator hereby sells, transfers, and assigns and/or Distributes (at the election of the applicable Quaternary Originator), without recourse (except as expressly provided herein) to its Parent, on the terms and subject to the conditions specifically set forth herein, all of such Quaternary Originator’s right, title and interest, now owned or hereafter acquired, in, to and under (i) all Receivables owned by it and existing on the Effective Date (including those reconveyed to it under the Termination Agreement) and thereafter originated by it from time to time until the Purchase Termination Date, (ii) all Related Security with respect thereto, (iii) all Collections with respect thereto, (iv) all cash and non-cash proceeds of the foregoing (other than proceeds representing the Purchase Price therefor paid hereunder), (v) all Records (including electronic records) evidencing or relating to the Receivables and (vi) all such Quaternary Originator’s rights, remedies, powers and privileges with respect to such Receivables.

(b)
Each Tertiary Originator hereby sells, transfers, and assigns and/or Distributes (at the election of the applicable Tertiary Originator), without recourse (except as expressly provided herein) to its Parent, on the terms and subject to the conditions specifically set forth herein, all of such Tertiary Originator’s right, title and interest, now owned or hereafter acquired, in, to and under (i) all Receivables owned by it and existing on the Effective Date (including those reconveyed to it under the Termination Agreement) and thereafter originated by it from time to time until the Purchase Termination Date, (ii) all Related Security with respect thereto, (iii) all Collections with respect thereto, (iv) all cash and non-cash proceeds of the foregoing (other than proceeds representing the Purchase Price therefor paid hereunder), (v) all Records (including electronic records) evidencing or relating to the Receivables and (vi) all such Tertiary Originator’s rights, remedies, powers and privileges with respect to such Receivables.
(c)
Each Secondary Originator hereby sells, transfers, and assigns and/or Distributes (at the election of the applicable Secondary Originator), without recourse (except as expressly provided herein) to its Parent, on the terms and subject to the conditions specifically set forth herein, all of such Secondary Originator’s right, title and interest in, to and under (i) all Receivables owned by it and existing on the Effective Date (including those reconveyed to it under the Termination Agreement) and thereafter originated by it or conveyed to it from time to time until the Purchase Termination Date, (ii) all Related Security with respect thereto, (iii) all Collections with respect thereto, (iv) all cash and non-cash proceeds of the foregoing (other than proceeds representing the Purchase Price therefor paid hereunder), (v) all Records (including electronic records) evidencing or relating to the Receivables and (vi) all such Secondary Originator’s rights, remedies, powers and privileges with respect to such Receivables.
(d)
Each Primary Originator hereby sells, transfers, and assigns and/or Distributes (at the election of the applicable Primary Originator), without recourse (except as expressly provided herein) to Flowers, on the terms and subject to the conditions specifically set forth herein, all of such Primary Originator’s right, title and interest in, to and under (i) all Receivables owned by it and existing on the Effective Date (including those reconveyed to it under the Termination Agreement) and thereafter originated by it or conveyed to it from time to time until the Purchase Termination Date, (ii) all Related Security with respect thereto, (iii) all Collections with respect thereto, (iv) all cash and non-cash proceeds of the foregoing (other than proceeds representing the Purchase Price therefor paid hereunder), (v) all Records (including electronic records) evidencing or relating to the Receivables and (vi) all such Primary Originator’s rights, remedies, powers and privileges with respect to such Receivables.
(e)
(i) The parties to this Agreement intend and have structured the transactions contemplated by this Agreement such that each of the conveyances contemplated hereby shall be, and shall be treated as, a purchase by the applicable Transferee and a sale and/or Distribution by the applicable Originator of the Purchased Assets and not as a lending transaction, and each agrees to treat each such transaction as a “true sale” and/or Distribution for all purposes under applicable Law and accounting principles, including, without limitation, in their respective books, records, computer files, tax returns (federal, state and local), regulatory and governmental filings (and shall reflect such sale in their respective financial statements). The foregoing sales, Distributions, transfers and assignments do not constitute and are not intended to result in a creation or assumption by the applicable Transferee or its assigns of any obligation or liability with respect to any Receivable, Contract or other Purchased Asset and any such assumption is hereby expressly disclaimed, nor shall any Transferee or its assigns be obligated to perform or otherwise be responsible for any obligation of the applicable Originator or any other Person in connection with any Receivable, Contract or other Purchased Assets or any agreement or instrument relating thereto. Each Originator shall, jointly and severally, indemnify Flowers and its successors and assigns in accordance with Section 6.01 in respect of any losses, claims, damages, liabilities, costs or expenses arising out of or incurred in connection with the assertion by any Obligor or other third party of such obligation or liability against Flowers or its successors or assigns.

(ii) In the event that, contrary to the mutual intent of the parties, any conveyance of Purchased Assets is not characterized as a sale and/or Distribution, the applicable Originator shall, effective as of the date hereof, be deemed to have granted (and such Originator hereby does grant) (in addition to and not in substitution of the grant under Section 2.01(e) below) to the applicable Transferee a first priority security interest (“Back-Up Security Interest”) in and to any and all present and future Receivables and other Purchased Assets of such Originator and the proceeds thereof to secure the repayment on demand of all amounts paid to such Originator hereunder. This Agreement shall be deemed to be a security agreement. With respect to such grant of a security interest, any Transferee may at its option exercise from time to time any and all rights and remedies available to it hereunder, under the UCC or otherwise. Each Originator agrees that at least ten (10) Business Days shall be reasonable prior notice to such Originator of the date of any public or private sale or other disposition of all or any of the Purchased Assets conveyed by it.

(f)
Flowers has the right, in its sole discretion, to transfer, sell, pledge or otherwise convey the Purchased Assets to any Person without the prior consent of the related Originator.
(g)
Since UCC Section 9-109 does not distinguish between a sale and a secured loan for filing purposes, each Originator has filed or caused to be filed UCC-1 financing statements naming the applicable Originator as debtor/seller, Flowers as secured party/buyer and Rabobank, as assignee, describing the respective Receivables and other Purchased Assets sold and/or received as a Distribution hereunder as collateral with the office of the secretary of state or comparable governmental authority in the relevant jurisdictions. From time to time, each Originator shall cause to be taken such actions as are necessary to continue the perfection of the interests of Flowers and Rabobank in the applicable Receivables and other Purchased Assets, including, without limitation, the filing of financing statements, amendments thereto or continuation statements and the making of notations on records or documents of title. To the fullest extent permitted by applicable Law, each Originator hereby authorizes and irrevocably grants to Flowers and Rabobank an irrevocable power of attorney, with full power of substitution, coupled with an interest, to execute, deliver and file in the name of such Originator, or in its own name, such financing statements, continuation statements and other instruments and documents for filing under the provisions of the UCC of any applicable jurisdiction and such instruments of transfer and any notices of assignment and to make such notations on the applicable Records as Flowers or Rabobank deems necessary to protect or perfect its interest in the Receivables and other Purchased Assets or to protect or perfect the Back-Up Security Interest.

(h)
If any change in the name, jurisdiction of organization, identity or structure of any Originator or the relocation of the chief executive office of any Originator would make any financing or continuation statement filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC, the applicable Originator, within the time period required by Law, shall file such financing statements or amendments as may be required to preserve and protect the interests of Flowers and Rabobank in the applicable Receivables and other Purchased Assets.
(i)
During the term of this Agreement, each Originator shall maintain its chief executive office in one of the states of the United States of America.
SECTION 2.02.
Purchase Price.
(a)
On the date hereof, Flowers does accept from each Primary Originator as a Distribution, each Primary Originator’s right, title and interest in, to and under the Purchased Assets.
(b)
To the extent not received as a Distribution, as consideration for the sale, transfer and assignment of each Purchased Asset coming into existence after the date hereof, on each Business Day Flowers shall pay (or cause to be paid) to the applicable Primary Originator, the Purchase Price (for such Originator, as defined below) for the Purchased Assets conveyed by such Originator to Flowers for which the Purchase Price has not theretofore been paid.
(c)
On the date hereof, each Parent does accept from the applicable Secondary Originator, Tertiary Originator or Quaternary Originator as a Distribution, such Originator’s right, title and interest in, to and under the Purchased Assets.
(d)
To the extent not received as a Distribution, as consideration for the sale, transfer and assignment of each Purchased Asset coming into existence after the date hereof and conveyed by a related Originator, on each Business Day the Parent shall pay (or cause to be paid) to such applicable Originator in cash, the Purchase Price for the Purchased Assets conveyed by such Originator to the Parent for which the Purchase Price has not theretofore been paid.

SECTION 2.03.
Dilutions. If on any day the principal amount of a Receivable is reduced or canceled as a result of any Dilution Factor with respect to such Receivable, the related Originator shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation. If on the day of purchase any of the representations or warranties in Section 4.02 are not true when made with respect to a Receivable, the related Originator shall be deemed to have received on such day a Collection (any such deemed Collection pursuant to this or the preceding sentence, a “Deemed Collection”) of such Receivable in full on the date of discovery that such representation or warranty was not true when made or deemed to be made. Notwithstanding anything to the contrary contained in this Agreement, the related Originator shall pay or credit the amount of Deemed Collections of such Originator on the first Settlement Date following its deemed receipt thereof as follows: by crediting, dollar for dollar, such Deemed Collections against payments of the Purchase Price due from Flowers to such Originator for Receivables purchased hereunder; provided, that if an Event of Default has occurred and is continuing, the entire amount of any such Deemed Collections shall be paid by deposit into a Collection Account within two Business Days of its deemed receipt thereof. Any amounts deposited into a Collection Account by an Originator pursuant to this Section 2.03 shall be treated as Collections.
SECTION 2.04.
Mandatory Repurchase Under Certain Circumstances. Each Originator agrees to repurchase from Flowers any Receivable sold and/or Distributed by such Originator to Flowers hereunder if at any time Flowers shall cease to have a perfected ownership interest in such Receivable, free and clear of any Lien (other than Permitted Liens), within five (5) Business Days of notice thereof to the Originators by Flowers or Rabobank on its behalf. The repurchase price (the “Repurchase Price”) shall equal the aggregate Face Amount of any such Receivables and shall be paid by such Originator by deposit to a Collection Account, provided if no Event of Default has occurred and is continuing, such Originator may, at its option, pay such repurchase price by reducing the Purchase Price payable by Flowers on the date when such repurchase price is due for Receivables being purchased from such Originator on such date. Any repurchase price paid by such Originator pursuant to this Section 2.04 shall be treated as Collections.
SECTION 2.05.
Payments and Computations, Etc.
(a)
All amounts to be paid or deposited by an Originator hereunder shall be paid or deposited in accordance with the terms hereof in U.S. Dollars and in immediately available funds no later than the end of the Business Day (New York City time) on the day when due.
(b)
All payments hereunder shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement.

ARTICLE III

CLOSING PROCEDURES

SECTION 3.01.
Conditions to Closing. On or prior to the date of the execution of this Agreement, each Originator, as applicable, shall deliver or cause to be delivered to Flowers and Rabobank the documents and instruments pertaining to each such Originator required pursuant to Section 3.2 of the Master Framework Agreement and such other documents and instruments as may be reasonably requested by Flowers.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.
General Representations and Warranties. Each Originator hereby represents and warrants to the applicable Transferee and its assigns (including Flowers) and to Rabobank, on and as of the date hereof and on and as of the date each Receivable arises that its representations and warranties contained in the Master Framework Agreement are true and correct in all material respects.
SECTION 4.02.
Representations and Warranties of each Originator With Respect to Sale of Receivables. By conveying its Receivables to Flowers, each Originator represents and warrants to the applicable Transferee and its assigns (including Rabobank), as of the first date on which such Receivable is classified in a Portfolio Report as an “Eligible Receivable”:
(a)
Assignment. This Agreement vests in its Transferee all the right, title and interest of such Originator in and to such Receivables and other Purchased Assets with respect thereto, and constitutes a valid sale and/or Distribution thereof. The applicable Originator has sold and/or Distributed each Receivable and the other Purchased Assets to such Transferee in exchange for payment (made to such Originator in accordance with the provisions of this Agreement) in an amount which constitutes fair consideration and “reasonably equivalent value” (as such term is used in Section 548 of the Bankruptcy Code). No such sale has been made for or on account of an “antecedent debt” (as such term is used in Section 547 of the Bankruptcy Code) owed by the applicable Originator to such Transferee, and no such sale is or may be voidable or subject to avoidance under any section of the Bankruptcy Code. Each and any Distributions of Purchased Assets to a Transferee hereunder by an Originator has been properly authorized and approved pursuant to such Originator’s charter documents and such Distribution is in compliance with applicable law.
(b)
No Liens. Such Receivable, together with all other Purchased Assets related to such Receivable, is owned by such Originator free and clear of any Lien (other than Permitted Liens), and is not subject to any Dispute. When the Transferee purchases and/or accepts the Distribution of such Receivable, it has acquired and shall continue to have maintained an ownership interest in such Receivable and in the other Purchased Assets with respect thereto free and clear of any Lien other than Permitted Liens.

(c)
Credit and Collection Policy. It has complied with the Credit and Collection Policy in all material respects with respect to such Receivable.
(d)
Bona Fide Receivables. It has no knowledge of any fact that should have reasonably led it to expect at the time of the initial creation of an interest in any Receivable hereunder that such Receivable would not be paid in full when due. Each Receivable sold, transferred, Distributed or assigned hereunder is an Eligible Receivable on the date of sale, transfer, Distribution or assignment, unless otherwise specified in the first Portfolio Report that includes such Receivable.
ARTICLE V

PURCHASE TERMINATION EVENTS

SECTION 5.01.
Consequences of a Purchase Termination Event/Event of Default. Upon the occurrence and continuance of any Purchase Termination Event, Flowers shall have the option, by notice to the Originators (with a copy to Rabobank), to declare the Purchase Termination Date to have occurred and terminate this Agreement and Flowers and its assigns, including Rabobank, shall have all rights and remedies under this Agreement or the other Transaction Agreements and, upon the occurrence and continuance of any Purchase Termination Event, Flowers and its assigns, including Rabobank, shall have all other rights and remedies provided under the UCC of the applicable jurisdiction and under other applicable Laws, which rights shall be cumulative.
ARTICLE VI

MISCELLANEOUS

SECTION 6.01.
Indemnities. Each Originator (each with respect to itself) agrees to severally indemnify, defend and save harmless Flowers and each Indemnified Party, other than for Flowers’s or such Indemnified Party’s own gross negligence, bad faith or willful misconduct, forthwith on demand, from and against any and all losses, claims, damages, liabilities, costs and expenses (including all reasonable attorneys’ fees and expenses, reasonable expenses incurred by their respective credit recovery groups (or any successors thereto) and reasonable expenses of settlement, litigation or preparation therefor) which Flowers or any Indemnified Party may incur or which may be asserted against Flowers or any Indemnified Party by any Person (including any Obligor or any other Person whether on its own behalf or derivatively on behalf of such Originator) arising from or incurred in connection with:
(i)
any representation, warranty or statement made or deemed made by such Originator under or in connection with this Agreement or any other Transaction Agreement or other document delivered by such Originator or to be delivered by such Originator in connection herewith or with any other Transaction Agreement being incorrect in any material respect when made or deemed made or delivered;
(ii)
the failure by such Originator to comply in any material respect with any applicable Law with respect to any Receivable or any other Purchased Assets with respect thereto; or the failure of any Receivable or any other Purchased Assets with respect thereto to conform to any such Law;

(iii)
the failure to vest and maintain in Flowers a first priority perfected ownership interest, in each Receivable and all other Purchased Assets with respect thereto, free and clear of any other Lien;
(iv)
the failure by such Originator to have filed, or any delay in filing, financing statements, notices of assignment or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable Laws with respect to any Receivable and the other Purchased Assets with respect thereto transferred or purported to be transferred to Flowers by such Originator under this Agreement or in which a security interest is granted or purported to Rabobank under the Master Framework Agreement, and the proceeds of any thereof, whether at the Closing, the time of any sale or other transfer under Section 2.02 or at any subsequent time;
(v)
any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are subject to any Contract or Receivable in such Originator’s Receivables Pool;
(vi)
any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or arising from the financial inability of the Obligor to pay) of any Obligor to the payment of any Receivable in such Originator’s Receivables Pool (including any defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services, except to the extent that such dispute, claim, offset or defense results solely from any action or inaction on the part of Flowers;
(vii)
any failure of such Originator to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Agreement or to perform its duties or obligations with respect to any Receivable;
(viii)
the assertion by any Obligor or other third party against Flowers or any Indemnified Party of any obligation or liability of any Originator under any Receivable or any other Purchased Assets;
(ix)
the commingling of Collections of Receivables in its Receivables Pool at any time with other funds;
(x)
any action or omission by such Originator reducing or impairing the rights of Flowers or Rabobank in or to the Purchased Assets under this Agreement, any other Transaction Agreement or any other instrument or document furnished pursuant hereto or thereto or with respect to any Receivable;
(xi)
any investigation, litigation or proceeding related to or arising from this Agreement, any other Transaction Agreement to which such Originator is a party or any other instrument or document furnished pursuant hereto or thereto, or any transaction contemplated by this Agreement or the use of proceeds from any purchase or reinvestment pursuant to this Agreement, or the ownership of, or other interest in, any Receivable or any other Purchased Assets with respect thereto;

(xii)
the existence of any Lien, other than the Back-Up Security Interest or the Lien under the Master Framework Agreement, against or with respect to any Receivable in its Receivable Pool or any other Purchased Assets with respect thereto; or
(xiii)
any failure by such Originator to pay or remit when due any taxes, including sales, excise or personal property taxes, payable by such Originator in connection with any Receivable in its Receivables Pool or any other Purchased Assets with respect thereto;
(xiv)
any civil penalty or fine assessed by the OFAC against, and all costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, any Indemnified Party as a result of conduct of such Originator that violates a sanction administered or enforced by the OFAC;

provided that nothing in this Section 6.01 shall be deemed to provide indemnity to Flowers or the Indemnified Parties for credit losses due to Defaulted Receivables.

SECTION 6.02.
Holidays. Except as may be provided in this Agreement to the contrary, if any payment due hereunder shall be due on a day which is not a Business Day, such payment shall instead be due on the next succeeding Business Day.
SECTION 6.03.
Records. All amounts calculated or due hereunder shall be determined from the records of Flowers, which determinations shall be conclusive absent manifest error.
SECTION 6.04.
Amendments and Waivers. Flowers and the Originators may from time to time, with the consent of Rabobank, enter into agreements amending, modifying or supplementing this Agreement, and Flowers, with the consent of Rabobank, in its sole discretion, may from time to time grant waivers of the provisions of this Agreement or consents to a departure from the due performance of the obligations of any Originator under this Agreement. Any such amendment, waiver or consent must be in writing. Any waiver of any provision hereof, and any consent to a departure by any Originator from any of the terms of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.
SECTION 6.05.
Term of Agreement. This Agreement shall terminate on the Purchase Termination Date; provided, however, that (A) the rights and remedies of Flowers and Rabobank with respect to the indemnification and payment provisions set forth in Section 6.01 and (B) the agreements set forth in Section 6.10 and Sections 6.16 through 6.18, inclusive, shall be continuing and shall survive any termination of this Agreement.
SECTION 6.06.
No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of Flowers or Rabobank in exercising any right, power or privilege under the Transaction Agreements shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Flowers and Rabobank under the Transaction Agreements are cumulative and not exclusive of any rights or remedies which Flowers and Rabobank would otherwise have.

SECTION 6.07.
No Discharge. The respective obligations of each Originator under the Transaction Agreements shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by (a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of the Transaction Agreements or applicable Law, including any failure to set-off or release in whole or in part by Flowers and Rabobank of any balance of any deposit account or credit on its books in favor of any Originator or any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof, or (b) any other act or thing or omission or delay to do any other act or thing which could operate as a discharge of such Originator as a matter of Law.
SECTION 6.08.
Notices. All notices, requests, demands, directions and other communications (collectively “notices”) under the provisions of this Agreement shall be in writing (including facsimile or electronic communication) unless otherwise expressly permitted hereunder and shall be sent by first-class mail, first-class express mail or courier, or by facsimile or electronic communication, in all cases with charges prepaid. Any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the office set forth for such party in the Framework Agreement or in accordance with the last unrevoked written direction from such party to the other parties hereto.
SECTION 6.09.
Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
SECTION 6.10.
Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW). Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
SECTION 6.11.
Prior Understandings. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior understandings and agreements, whether written or oral.
SECTION 6.12.
Reserved.

SECTION 6.13.
Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image scan transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
SECTION 6.14.
Set-Off. In case a Purchase Termination Event shall occur and be continuing, Flowers and, to the fullest extent permitted by Law, the holder of any assignment of Flowers’s rights hereunder and under the other Transaction Agreements shall each have the right, in addition to all other rights and remedies available to it, without notice any Originator to set-off against and to appropriate and apply to any amount owing by such Originator hereunder which has become due and payable, any debt owing to, and any other funds held in any manner as provided for in this Agreement for the account of, such Originator by Flowers or by any holder of any assignment, including all funds in all deposit accounts maintained pursuant to this Agreement (whether time or demand, general or special, provisionally credited or finally credited, or otherwise), now or hereafter maintained by such Originator with Flowers. Such right shall exist whether or not such debt owing to, or funds held for the account of any Originator is or are matured other than by operation of this Section 6.14 and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to Flowers or its assigns. Flowers agrees to notify any Originator promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 6.15.
Successors and Assigns, etc.
(a)
This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that no Originator may assign any of its rights or obligations or delegate any of its duties hereunder without the prior written consent of Flowers and Rabobank, and Flowers shall not have the right to assign its rights or obligations hereunder or any interest herein, other than the Lien and assignment contemplated by the Master Framework Agreement or other Transaction Agreements, without the prior written consent of Rabobank.
(b)
Rabobank and the other Indemnified Parties shall be third party beneficiaries of this Agreement.
(c)
Each Originator hereby acknowledges and consents to the assignment and grant of a security interest by Flowers of all its right, title and interest in, to and under the Purchased Assets and the assignment of any and all the rights of Flowers hereunder pursuant to the Master Framework Agreement.
SECTION 6.16.
Reserved
SECTION 6.17.
Payments Set Aside. To the extent that any Originator or any Obligor makes a payment to Flowers or its assigns or Flowers or its assigns exercise rights of set-off and such payment or set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or is required to be refunded, rescinded, returned, repaid or otherwise restored to such Originator, such Obligor, a trustee, a receiver or any other Person under any Law, including any bankruptcy or insolvency law or any common law or equitable cause, the obligation or part thereof originally intended to be satisfied shall, to the extent of any such restoration, be reinstated, revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred. The provisions of this Section 6.17 shall survive the termination of this Agreement.
SECTION 6.18.
Waiver of Jury Trial. EACH ORIGINATOR AND FLOWERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION AGREEMENTS OR THE ACTIONS OF RABOBANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.
SECTION 6.19.
Addition of New Originators. From time to time upon not less than 10 days’ prior written notice to Rabobank and Flowers (or such shorter period of time as Rabobank may agree upon), the Originators may propose that one or more of the direct or indirect, existing or hereafter acquired, wholly-owned subsidiaries of Flowers become an Originator under the Master Framework Agreement and an Originator under this Agreement. No such addition shall become effective (a) without the written consent of Flowers and Rabobank but may become effective prior to such 10th day if such written consent is given more promptly, and (b) unless all the conditions precedent to such addition set forth in Section 7.18 of the Master Framework Agreement are satisfied prior to such date.
SECTION 6.20.
Exclusion of Originators. Any Originator which is designated as an “Excluded Originator” pursuant to the Master Framework Agreement shall cease to be a party hereto on the related Exclusion Effective Date. The representations, covenants and provisions of this Agreement applicable to an Originator hereunder shall no longer be applicable to an Excluded Originator after the Exclusion Effective Date for such Excluded Originator. The parties hereto shall work together in good faith to effectuate any actions as may be appropriate in connection with the designation of an Originator as an Excluded Originator.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto, by their duly authorized signatories, have executed and delivered this Agreement as of the date first above written.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Chief Financial Officer and Chief
Accounting Officer

[Signature Page to Receivables Sale Agreement]

Mesa Organic Baking Co., Inc.	Originators: Tuscaloosa Organic Baking Co., LLC
C&G Holdings Inc.	Flowers Baking Co. of Villa Rica, LLC
Dave’s Killer Bread, Inc.	Flowers Foods Specialty Group, LLC
Derst Baking Company, LLC	Flowers Specialty Snack Sales, Inc.
Flowers Baking Co. of Bardstown, LLC	Franklin Baking Company, LLC
Flowers Baking Co. of Batesville, LLC	Holsum Bakery, Inc.
Flowers Baking Co. of Baton Rouge, LLC	Lepage Bakeries Park Street, LLC
Flowers Baking Co. of Birmingham, LLC	Lepage Bakeries Brattleboro, LLC
Flowers Baking Co. of Bradenton, LLC	Flowers Baking Co. of Lakeland, Inc.
Flowers Baking Co. of California, LLC	Tasty Baking Company
Flowers Baking Co. of Denton, LLC	Flowers Bakeries Sales of Alabama, LLC
Flowers Baking Co. of Denver, LLC	Flowers Bakeries Sales of Desert Southwest, LLC
Flowers Baking Co. of El Paso, LLC	Flowers Bakeries Sales of Florida, LLC
Flowers Baking Co. of Florida, LLC	Flowers Bakeries Sales of Georgia, LLC
Flowers Baking Co. of Henderson, LLC	Flowers Bakeries Sales of Louisiana, LLC
Flowers Baking Co. of Houston, LLC	Flowers Bakeries Sales of Mid Atlantic, LLC
Flowers Baking Co. of Jacksonville, LLC	Flowers Bakeries Sales of Midwest, LLC
Flowers Baking Co. of Jamestown, LLC	Flowers Bakeries Sales of NE Metro North, LLC
Flowers Baking Co. of Lafayette, LLC	Flowers Bakeries Sales of NE Metro South, LLC
Flowers Baking Co. of Lenexa, LLC	Flowers Bakeries Sales of New England, LLC
Lynchburg Organic Baking Co., LLC	Flowers Bakeries Sales of NorCal, LLC
Flowers Baking Co. of Miami, LLC	Flowers Bakeries Sales of North Texas, LLC
Flowers Baking Co. of Modesto, LLC	Flowers Bakeries Sales of SoCal, LLC
Flowers Baking Co. of Morristown, LLC	Flowers Bakeries Sales of South Texas, LLC

[Signature Page to Receivables Sale Agreement]

Flowers Baking Co. of New Orleans, LLC	Flowers Bakeries Sales of Tennessee, LLC
Flowers Baking Co. of Norfolk, LLC	Tasty Baking Sales, LLC
Flowers Baking Co. of Ohio, LLC	Flowers Bakeries Sales, LLC
Flowers Baking Co. of Oxford, Inc.	Holsum Holdings, LLC
Flowers Baking Co. of Portland, LLC	DKB Organic Bakeries, LLC
Flowers Baking Co. of San Antonio, LLC	Flowers Baking Co. of Tyler, LLC
Flowers Baking Co. of Texas, LLC	Flowers Bakeries Sales of Utah, LLC
Flowers Baking Co. of Thomasville, LLC

By:
/s/ J.T. Rieck
Name: J.T. Rieck
Title: Secretary and Treasurer

Flowers Bakeries, LLC

By:	/s/ J.T. Rieck
Name: J.T. Rieck
Title: Treasurer

[Signature Page to Receivables Sale Agreement]

SCHEDULE I

to Receivables Sale and
Distribution Agreement

CREDIT AND COLLECTION POLICY

(See attached.)

I-1

4854-0637-7303, v.7

SCHEDULE II

LIST OF PRIMARY ORIGINATORS

1.
Flowers Bakeries, LLC, a Georgia limited liability company
2.
Flowers Bakeries Sales, LLC, a Georgia limited liability company
3.
Holsum Holdings, LLC, an Arizona limited liability company
4.
Lepage Bakeries Park Street, LLC, a Maine limited liability company
5.
Tasty Baking Company, a Pennsylvania corporation

II-1

SCHEDULE III

to Receivables Sale and

Distribution Agreement

LIST OF SECONDARY ORIGINATORS

A.
Directly under Flowers Bakeries, LLC

1.
Derst Baking Company, LLC, a Georgia limited liability company
2.
DKB Organic Bakeries, LLC, an Oregon limited liability company
3.
Flowers Baking Co. of Bardstown, LLC, a Kentucky limited liability company
4.
Flowers Baking Co. of Batesville, LLC, an Arkansas limited liability company
5.
Flowers Baking Co. of Birmingham, LLC, an Alabama limited liability company
6.
Flowers Baking Co. of California, LLC, a California limited liability company
7.
Flowers Baking Co. of Denver, LLC, a Colorado limited liability company
8.
Flowers Baking Co. of Florida, LLC, a Florida limited liability company
9.
Flowers Baking Co. of Henderson, LLC, a Nevada limited liability company
10.
Flowers Baking Co. of Houston, LLC, a Texas limited liability company
11.
Flowers Baking Co. of Jamestown, LLC, a North Carolina limited liability company
12.
Flowers Baking Co. of Lafayette, LLC, a Louisiana limited liability company
13.
Flowers Baking Co. of Lenexa, LLC, a Kansas limited liability company
14.
Flowers Baking Co. of Morristown, LLC , a Tennessee limited liability company
15.
Flowers Baking Co. of Norfolk, LLC, a Virginia limited liability company
16.
Flowers Baking Co. of Ohio, LLC, an Ohio limited liability company
17.
Flowers Baking Co. of Portland, LLC, an Oregon limited liability company
18.
Flowers Baking Co. of Texas, LLC, a Texas limited liability company
19.
Flowers Baking Co. of Thomasville, LLC, a Georgia limited liability company
20.
Flowers Baking Co. of Villa Rica, LLC, a Georgia limited liability company
21.
Flowers Foods Specialty Group, LLC, a Georgia limited liability company
22.
Franklin Baking Company, LLC, a North Carolina limited liability company

B.
Directly under Flowers Bakeries Sales, LLC

1.
Flowers Bakeries Sales of Alabama, LLC, an Alabama limited liability company
2.
Flowers Bakeries Sales of Desert Southwest, LLC, an Arizona limited liability company
3.
Flowers Bakeries Sales of Florida, LLC, a Florida limited liability company
4.
Flowers Bakeries Sales of Georgia, LLC, a Georgia limited liability company
5.
Flowers Bakeries Sales of Louisiana, LLC, a Louisiana limited liability company
6.
Flowers Bakeries Sales of Mid Atlantic, LLC, a North Carolina limited liability company
7.
Flowers Bakeries Sales of Midwest, LLC, an Ohio limited liability company
8.
Flowers Bakeries Sales of NE Metro North, LLC, a New Jersey limited liability company
9.
Flowers Bakeries Sales of NE Metro South, LLC, a Pennsylvania limited liability company
10.
Flowers Bakeries Sales of New England, LLC, Maine limited liability company

III-1

11.
Flowers Bakeries Sales of NorCal, LLC, a California limited liability company
12.
Flowers Bakeries Sales of North Texas, LLC, a Texas limited liability company
13.
Flowers Bakeries Sales of SoCal, LLC, a Nevada limited liability company
14.
Flowers Bakeries Sales of South Texas, LLC, a Texas limited liability company
15.
Flowers Bakeries Sales of Tennessee, LLC, a Tennessee limited liability company
16.
Flowers Bakeries Sales of Utah, LLC, a Utah limited liability company

C.
Directly under Holsum Holdings, LLC

1.
Holsum Bakery, Inc., an Arizona corporation

D.
Directly under Lepage Bakeries Park Street, LLC

1.
Lepage Bakeries Brattleboro, LLC, a Vermont limited liability company

E.
Directly Under Tasty Baking Company

1.
Flowers Baking Co. of Oxford, Inc., a Pennsylvania corporation
2.
Tasty Baking Sales, LLC, a Pennsylvania limited liability company

III-2

SCHEDULE IV

to Receivables Sale and

Distribution Agreement

LIST OF TERTIARY ORIGINATORS

A.
Directly under DKB Organic Bakeries, LLC
1.
Dave’s Killer Bread, Inc., an Oregon corporation
2.
Lynchburg Organic Baking Co., LLC, a Virginia limited liability company
3.
Mesa Organic Baking Co., Inc., an Arizona corporation
4.
Tuscaloosa Organic Baking Co., LLC, an Alabama limited liability company

B.
Directly under Flowers Baking Co. of California, LLC

1.
Flowers Baking Co. of Modesto, LLC, a California limited liability company

C.
Directly under Flowers Baking Co. of Florida, LLC

1.
C&G Holdings Inc., a Delaware corporation
2.
Flowers Baking Co. of Bradenton, LLC, a Florida limited liability company
3.
Flowers Baking Co. of Jacksonville, LLC, a Florida limited liability company
4.
Flowers Baking Co. of Miami, LLC, a Florida limited liability company

D.
Directly under Flowers Baking Co. of Lafayette, LLC

1.
Flowers Baking Co. of New Orleans, LLC, a Louisiana limited liability company

E.
Directly under Flowers Baking Co. of Texas, LLC

1.
Flowers Baking Co. of Denton, LLC, a Texas limited liability company
2.
Flowers Baking Co. of El Paso, LLC, a Texas limited liability company
3.
Flowers Baking Co. of Tyler, LLC, a Georgia limited liability company

F.
Directly under Flowers Foods Specialty Group, LLC

1.
Flowers Specialty Snack Sales, Inc., a Tennessee corporation

IV-1

SCHEDULE V

to Receivables Sale and

Distribution Agreement

LIST OF quaternary ORIGINATORS

Quaternary Subsidiaries

A. Directly under C&G Holdings Inc.

1.
Flowers Baking Co. of Lakeland, Inc., a Delaware corporation

B. Directly under Flowers Baking Co. of New Orleans, LLC

1.
Flowers Baking Co. of Baton Rouge, LLC, a Louisiana limited liability company

C. Directly under Flowers Baking Co. of Tyler, LLC

1.
Flowers Baking Co. of San Antonio, LLC, a Texas limited liability company

V-1